Exhibit 10.34

Execution Version

SEVENTH AMENDMENT TO AGREEMENT OF SALE

THIS SEVENTH AMENDMENT TO AGREEMENT OF SALE (this “Seventh Amendment”) is made as of February 8th, 2012 (the “Effective Date”), by and between BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership (“Seller”), and WELLS CORE REIT – SOUTH LAKE AT DULLES, LLC, a Delaware limited liability company (“Purchaser”),

R E C I T A L S:

A.      Pursuant to that certain Agreement of Sale by and between Seller and AREP SOUTH LAKE AT DULLES CORNER LLC, a Delaware limited liability company (“AREP”), dated as of November 23, 2011, as amended by that certain (i) First Amendment to Agreement of Sale dated as of December 15, 2011, (ii) Second Amendment to Agreement of Sale dated as of December 29, 2011, (iii) Third Amendment to Agreement of Sale dated as of January 6, 2012, (iv) Fourth Amendment to Agreement of Sale dated as of January 17, 2012, (v) Fifth Amendment dated as of January 23, 2012, and (vi) Sixth Amendment dated as of February 3, 2012 (collectively, the “Purchase Agreement”), Seller agreed to sell and AREP agreed to purchase that certain improved real property located at 13820 Sunrise Valley Drive, Herndon, Fairfax County, Virginia, together with certain rights, appurtenances, and interests related to such improved real property, all as more particularly described and defined in the Purchase Agreement (together, herein and in the Purchase Agreement, the “Property”).

B.      Pursuant to that certain Assignment and Assumption of Purchase Agreement of even date herewith (the “Assignment and Assumption Agreement”), AREP has assigned to Purchaser and Purchaser has assumed certain of AREP’s right, title, interest, duties and obligations in and to the Purchase Agreement, as more specifically described in the Assignment and Assumption Agreement.

C.      Pursuant to that certain Acknowledgement and Agreement to the Assignment and Assumption Agreement of even date herewith (the “Acknowledgement”), Seller has acknowledged and consented to the assignment and assumption of AREP’s right, title, interest, duties and obligations in and to the Purchase Agreement to Purchaser.

D.      Seller and Purchaser desire to further amend the Purchase Agreement as more particularly set forth below.

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Seller and Purchaser agree as follows:

1.      Terms.  Unless otherwise defined in this Seventh Amendment, capitalized terms used in this Seventh Amendment shall have the meanings ascribed to them in the Purchase Agreement.

2.      Closing Date.  Section 12.1 of the Agreement is hereby deleted in its entirety, and the following provision is hereby substituted in lieu thereof:

12.1    Time and Date and Place.  The closing on the sale of the Property (the “Closing”) shall take place on Thursday, March 22, 2012 (the “Closing Date”), by mail, commencing at 10:00 a.m. (Washington, DC local time), or on such other date and time as may be mutually agreed upon by Purchaser and Seller.

3.      Closing Credit to Purchaser.  Seller shall provide Purchaser with a credit at Closing in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the “Closing Credit”) to be applied towards the due diligence and other costs (including Closing Costs) incurred by Purchaser in connection with the Agreement; provided, however, the Credit shall not be applied towards the Purchase Price and the Purchase Price set forth in Section 2.1 of the Agreement shall remain unchanged by this Amendment.

4.      Property Description.  Exhibit A - (Land) to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

5.      Form of Estoppel.    Exhibit G - (Form of Tenant Estoppel) to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit G attached hereto.

6.      Information and Audit Cooperation.  At any time within ninety (90) days after the Closing, Seller, at no cost to Seller, shall allow Purchaser’s auditors access to the books and records of Seller and the working papers of Seller’s independent auditors relating to the operation of the Property for three (3) years prior to Closing to enable Purchaser to comply with any financial reporting requirements applicable to Purchaser. In addition, Seller shall provide Purchaser’s designated independent auditors with a representation letter regarding the books and records of the Property in substantially the form attached hereto as Exhibit P.

7.      Binding Nature.    In the event of any inconsistency between the terms of the Purchase Agreement and those set forth in this Seventh Amendment, the terms of this Seventh Amendment shall govern. The terms of this Seventh Amendment shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

8.      Full Force and Effect.    The Purchase Agreement remains in full force and effect and, except as expressly provided in this Seventh Amendment, is unmodified. Purchaser and Seller hereby ratify and re-affirm the Purchase Agreement, as amended by this Seventh Amendment.

9.      Execution.     This Seventh Amendment may be executed in more than one counterpart, all of which together shall constitute a single instrument, and executed signature pages from counterparts of this Seventh Amendment may be assembled together and appended to one or more originals of this Seventh Amendment. In addition, facsimile or pdf signatures to this Seventh Amendment shall be valid and enforceable to the same extent as original signatures.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Seventh Amendment to Agreement of Sale effective as of the date first written above.

Seller:

BRANDYWINE ACQUISITION PARTNERS LP, a Delaware limited partnership

By:	BDN Properties I Inc.,
a Delaware corporation,
its General Partner

By:	/s/ Michael J. Cooper
Name:	Michael J. Cooper
Title:	Senior Vice President Managing Director

Purchaser:

WELLS CORE REIT – SOUTH LAKE AT DULLES, LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its sole general partner

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Executive Vice President

EXHIBIT A

Land

Legal Description of the Land

Tax Map 15-4-01-001-B2

All that real property, situate, lying and being in the County of Fairfax, Commonwealth of Virginia, more particularly described as follows:

Parcel 7, DULLES CORNER, a Resubdivision of The Land of Dulles Corner Properties II Limited Partnership, as the same is shown on a plat attached to the Deed of Resubdivision recorded in Deed Book 10135 at Page 251, among the land records of Fairfax County, Virginia, and more particularly described by metes and bounds description as follows:

BEGINNING at a point in the westerly right-of-way of Horsepen Road, Route #605, width varies, said point being the southeastern corner of Dulles Corner, Parcel 6-A; thence with the westerly right-of-way of Horsepen Road S 28° 14’ 38” W 395.00 feet to a point; S 28° 13’ 46” W 67.37 feet to a point; S 26° 50’ 48” W 295.53 feet to a point; S 26° 44’ 23” W 69.52 feet to a point, said point being the southeastern corner of Dulles Corner, Parcel 13B; thence departing the westerly right-of-way of Horsepen Road and with the easterly line of Parcel 13B N 50° 29’ 23” W 266.10 feet to a point; N 31° 29’ 23” W 291.00 feet to a point; N 25° 30’ 37” E 222.55 feet to a point, said point being the southerly corner of Dulles Corner, Parcel 5; thence with the easterly line of Parcel 5 S 64° 29’ 23” E 148.02 feet to a point; N 28° 14’ 38” E 399.30 feet to a point, said point being the southwestern corner of Dulles Corner, Parcel 6-A, S 61° 45’ 22” E 366.02 feet to the point of beginning and containing 7.4756 acres of land, more or less.

Being part of the same property conveyed to Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership by Special Warranty Deed from Dulles Corner Properties, LLC, a Virginia limited liability company, dated December 4, 2000 and recorded on December 5, 2000 in Deed Book 11626, Page 1217 among the land records of Fairfax County, Virginia.

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

TO: Wells Core REIT – South Lake at Dulles, LLC
c/o Wells Real Estate Funds
6200 The Corners Parkway
Norcross, Georgia 30092

RE: Time Warner Cable Inc.
13820 Sunrise Valley Drive, Herndon, Virginia

The following capitalized terms shall be defined as follows for use in this Estoppel Certificate:

Lease:	Lease dated as of July 22, 2008 as amended by that certain:

First Amendment dated September 29, 2008

Second Amendment dated as of January 12, 2009

Third Amendment dated as of July 21, 2009

Fourth Amendment dated as of September 9, 2009

Tenant:	Time Warner Cable Inc.

Landlord:	Brandywine Acquisition Partners LP

Premises:	Office space located on the First through the Tenth Floor

Storage space located on the First Floor

Square Footage of Premises:	265,628 rentable square feet of office space

1,271 square feet of storage space

Security Deposit:	None

Lease Commencement Date:	June 5, 2009 (Suites: 100, Mail Room, 175, 500, 1000)

June 12, 2009 (Suites: 700, 900)

June 16, 2009 (Suites: 125, S-1)

June 19, 2009 (Suites: 400, 600)

June 26, 2009 (Suite: 800)

August 1, 2009 (Suites: 200, 300, 450)

Term:	Commencing on the applicable Lease Commencement Date and ending on the Expiration Date.

Expiration Date:	July 31, 2019

Monthly Base Rent:	$722,173.56

Monthly Operating Charges (effective January 1, 2012):

(a) Common Area Maintenance:	$ 8,589.16
(b) Electric:	$ 5,026.42
(c) Real Estate Tax:	$13,164.25

Base Year	August 2009 – July 2010

Option to Renew:	In accordance with Section 39 of the Lease: Two (2) five (5) year options to renew

Option to Purchase:	None

Option to Expand:	None: In accordance with Paragraph 5(b) of the Second Amendment

Right of First Refusal:	None: In accordance with Paragraph 5(a) of the Second Amendment

Right of First Opportunity:	In accordance with Section 42 of the Lease

Option to Terminate:

In accordance with Section 40 of the Lease: One-time right exercisable between the end of the eighty-fourth (84th) month (7/31/2016) and the end of the ninety-sixth (96th) month (7/31/2017) of the Term. The amount of the Termination Payment to be paid by Tenant, assuming a termination with respect to the entire Premises during such time period, shall fall within the range set forth on Exhibit A attached hereto.

Tenant hereby certifies to Wells Core Office Income REIT Advisory Services, LLC, a Georgia limited liability company (the “Buyer”), the Buyer’s lender and to Landlord, the following information with respect to the Lease, and Tenant agrees that Landlord, Buyer and Buyer’s lender may rely upon the same:

1.      To Tenant’s knowledge, the defined terms set forth above are accurate.

2.      The Lease is in full force and effect and has not been modified or amended, except as set forth above in the definition of Lease.

3.      To Tenant’s knowledge, Tenant asserts no claim of default or offset or defense against the payment of rent or other charges payable by Tenant and asserts no claim against Landlord under the Lease in regard to the Premises occupied by Tenant.

4.      There is no Event of Default or Landlord Default under the Lease and, to Tenant’s knowledge, no event has occurred that, with the passage of time or the giving of notice, or both, would constitute an Event of Default or Landlord Default under the Lease.

5.      All Monthly Base Rent has been paid through January 31, 2012. All Monthly Operating Charges have been paid through January 31, 2012. No rent under the Lease has been paid more than one month in advance of its due date except for any security deposits referenced herein.

6.      Landlord is not holding any security deposit, and there is no security deposit required under the Lease.

7.      Tenant has accepted possession of the Premises and there are no unfinished tenant improvements required to be completed by Landlord as of the date hereof or any outstanding and unpaid tenant improvement allowances owing to Tenant as of the date hereof.

8.      Tenant acknowledges that there are 903 regular spaces and 11 handicapped spaces in the 5-level parking garage structure on the Premises, and an additional 7 handicapped parking surface spaces on the Premises, for a total of 921 parking spaces on the Tenant’s Premises in satisfaction of the Parking Allocation requirements under the Lease.

9.      Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises leased by Tenant under the Lease.

10.    Except as set forth above in the definition section, Tenant possesses no option to renew this Lease, option to purchase a portion or all of the Premises, option to expand the Premises, right of first refusal to lease other space or option to terminate the Lease.

11.    There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, insolvency or fraudulent conveyance laws of the United States or any state thereof.

12.    Tenant recognizes and acknowledges it is executing this Estoppel Certificate with the intent that Landlord, Buyer and Buyer’s lenders may rely hereon.

13.    The undersigned individual is duly authorized to execute this Estoppel Certificate on behalf of Tenant.

Dated: February     , 2012

Very truly yours,

TIME WARNER CABLE INC.

By:
Name:
Its:

EXHIBIT A TO TENANT ESTOPPEL CERTIFICATE

TERMINATION PAYMENT

TWC Termination Payment (Lease: Section 40)

Assumptions:

1) Tenant terminates entire premises

2) Tenant terminates at either its earliest or latest possible date

3) Office = 265.628 SF: Storage = 1,271 SF

4) Landlord Transaction Costs:

a)	Free Rent	$ 831,528
b)	Tenant Improvements ($70/SF of Office SF)	18,593,960
c)	Tenant Broker Commissions	5,234,466

		$ 24,659,954

		84th Month 7/31/2016		96th Month 7/31/2017

	Unamortized Landlord Transaction Costs (8%: 10 Year Amortization)	$ 9,547,798		$ 6,615,326

	Office Rent (2 Months) x 265,628 SF	1,601,737	@ $36.18/SF	1,635,826	@ $36.95/SF

	Storage Rent (2 Months) x 1.271 SF	3,688	@ $17.41/SF	3,766	@ $17.78/SF

	Total Termination Costs	$ 11,153,223		$ 8,254,918

EXHIBIT P

FORM OF AUDIT LETTER

[Auditor]

Dear Sirs:

We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the year ended                     , 20   , was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of 13820 Sunrise Valley Drive, Herndon, Fairfax County, Virginia 20171 in conformity with generally accepted accounting principles.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement. An omission or misstatement that is monetarily small in amount could be considered material as a result of qualitative factors.

The following representations are made exclusively to the auditor of the Project. In connection with your December 31, 20    audit we confirm, to the best of our knowledge and belief, with respect to our daily operations and without independent inquiry or investigation, the following representations made during your audit:

1.      We have made available to you all financial records and related data concerning this Project, which are in our possession.

2.      We are not aware of any:

a.	Irregularities involving any member of management or employees that could have a materially adverse effect on the statement of operating income.

b.	Notices of violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

c.	Material events that have occurred subsequent to , 20 that would require material adjustment to the statement of operating income.

3.      There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

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